Exhibit 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

         Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.
1350), the undersigned, Richard C. Ford, Chief Executive Officer of Puradyn Filter Technologies, Incorporated ("the Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 (the "Report").

         The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certification as of the 31st day of March 2003.



                                                 /s/ Richard C. Ford
                                                 ------------------------
                                                 Name: Richard C. Ford
                                                 Title: Chief Executive Officer